Exhibit 5.1

[LETTERHEAD OF CRAVATH, SWAINE & MOORE LLP]

October 28 , 2011

Blount International, Inc.
Blount, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Blount International, Inc., a Delaware corporation (the “Company”), and Blount, Inc., a Delaware corporation (“Blount”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, in an aggregate principal amount not to exceed $300,000,000, of (1) senior debt of the Company or Blount (together with any guarantees thereof issued by Blount or the Company, as the case may be, the “Senior Debt”) to be issued under an Indenture (the “Senior Indenture”) to be entered into among the Company or Blount and a trustee (the “Senior Trustee”), (2) subordinated debt of the Company or Blount (together with any guarantees thereof by Blount or the Company, as the case may be, the “Subordinated Debt” and, together with the Senior Debt, the “Debt Securities”) to be issued under an Indenture (the “Subordinated Indenture”) to be entered into among the Company or Blount and a trustee (the “Subordinated Trustee”), (3) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”) and/or (4) common stock, par value $0.01 per share, of the Company (the “Common Stock” or the “Primary Shares”).  The Registration Statement also relates to the offer and sale by the selling security holders identified in the Registration Statement (the “Selling Security Holders”) from time to time pursuant to Rule 415 under the Securities Act of an aggregate of 68,491 shares of Common Stock (the “Selling Security Holder Shares”, and together with the Primary Shares, the “Shares”, and the Shares, collectively with the Debt Securities, Preferred Stock, and Common Stock, the “Securities”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion.  As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and Blount and documents furnished to us by the Company and Blount without independent verification of their accuracy.  We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that:  (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) any Securities will be issued and sold, and the Selling Security Holder Shares will be offered and sold, in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement or term sheet; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or Blount, as applicable, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or Blount, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or Blount, as applicable; (vi) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company or Blount, as applicable, and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

 1.    with respect to Debt Securities to be issued under either the Senior Indenture or the Subordinated Indenture, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company or Blount, as applicable, to the Senior Trustee or Subordinated Trustee, as applicable, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such Board of Directors, committee or officers being hereinafter referred to as the “Board”) have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters if the Company is to issue the Debt Securities, (F) the Board of Directors of Blount or a duly constituted and acting committee thereof and any officers of Blount delegated such authority have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters if Blount is to issue the Debt Securities and (G) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or the Board of Directors of Blount, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company or Blount, as applicable, enforceable against the Company or Blount, as applicable, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

2.    with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (B) such Certificate has been properly filed with the Secretary of State of Delaware and (C) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid, and nonassessable; and

 3.    with respect to the Shares, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Shares (other than the Selling Security Holder Shares) and related matters and (B) certificates representing the Shares (other than the Selling Security Holder Shares) have been duly executed, countersigned, registered, and delivered either (i) in accordance with an applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock or the Selling Security Holder Shares) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then the Primary Shares will be, and the Selling Security Holder Shares are, validly issued, fully paid, and nonassessable.

We express no opinion herein as to any provision of the Senior Indenture, the Subordinated Indenture or the Debt Securities that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability.  We also express no opinion as to (i) the enforceability of the provisions of the Senior Indenture, the Subordinated Indenture or the Debt Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein or (iii) the effect of any provision in the amended and restated Certificate of Incorporation of the Company of the type permitted by Section 102(b)(2) of the General Corporation Law of the State of Delaware.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, and the Federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities or the issuance of the Preferred Stock, Common Stock or Selling Security Holder Shares on behalf of the Company, in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Commission pursuant to the Securities Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP
  Cravath, Swaine & Moore LLP